Exhibit 10.1

Cornerstone OnDemand Commission Plan

EMPLOYEE NAME:	Dave Carter	TYPE:	Executive
EMPLOYEE TITLE:	Chief Sales Officer	DIVISION:	Sales
EFFECTIVE DATE:	1 Jan 2017	TERM:	Effective Date through 31 Dec 2017

The following sets forth the terms and conditions of your commission plan (the “Plan”). The Plan does not automatically renew at the end of the Term, and is only valid for the Term, unless it is revised by Cornerstone during the Term. Cornerstone’s Board of Directors (or its authorized committee or delegate) and/or Cornerstone’s CEO may amend, modify, alter, suspend, or terminate the Plan at any time and in their sole discretion. The Plan may only be modified with the prior written approval of Cornerstone’s CEO. All calculations and determinations with respect to the Plan shall be made by Cornerstone in its sole discretion, and shall be final. Cornerstone reserves the right to change at any time the products, services, customers, territories, accounts, commissions or bonuses assigned to you.

1)	Definitions.

a)	“Portfolio” means the territory and/or accounts assigned to you by your manager.

b)
“Contract” means a written agreement, amendment, addendum, and/or statement of work with approved pricing between Cornerstone and a customer/distributor in your Portfolio for Cornerstone software and/or services, duly executed on behalf of Cornerstone by its CEO or an authorized designee.

c)	“Approved Contract” means a Contract executed during the Term.

d)	“Prior Contract” means a Contract executed prior to the Term and renewed by an Approved Contract.

e)	“Costs” means amounts owed by Cornerstone to third parties directly resulting from the sale of software and/or services (i.e., referral fees, content fees, etc.).

f)
“Revenue” means the total fee(s) in a Contract (i.e., across all years) contractually committed at the time of its execution, less Costs (except in cases where Cornerstone at its discretion has waived the discount for Costs).

g)	“Software” means one or more subscriptions to Cornerstone-provided software (e.g., Cornerstone Learning, Cornerstone Performance, etc.).

h)	“Core Services” means those types of implementation, technical, support, and related services Cornerstone employees regularly perform directly for customers, as well as CyberU Enterprise.

i)
“Outsourced Services” means all services which are not Core Services, including without limitation, ad hoc services designated as such by Cornerstone which are normally delivered exclusively by third parties, Outsourced Administration, and pre-packaged workshops (currently, Security Roles, User Acceptance Testing Support, Analytics, and Organizational Unit Redesign).

j)
“Content” means eLearning courses and/or related content Cornerstone sells or resells, excluding CyberU Enterprise. For clarity “Content,” “Software,” “Core Services,” and “Outsourced Services” are all mutually exclusive categories.

k)
“Recurring” means Software and/or Core Services Revenue invoiced on a recurring basis during the applicable Contract, whether or not the exact same amount is invoiced for each period (i.e., a “ramping” deal).

l)
“Average Recurring Revenue” or “ARR” means, for a Contract with a duration of: (A) one (1) year or longer, total Recurring Revenue, divided by the number of days in the Contract, multiplied by three hundred sixty five (365); (B) shorter than one (1) year, total Recurring Revenue.

m)	“Year” means each 12-month period of an Approved Contract, with Year 1 beginning on the Approved Contract start date.

n)	“Baseline” means, for a Prior Contract, the greater of its: (i) ARR; or (ii) total Recurring Revenue in last full Year of the Prior Contract.

o)	“Incremental” means ARR of an Approved Contract in excess of the aggregate Baseline of all Prior Contracts, if any.

p)
“Influenced Revenue” means, if you are a channel manager, for an Approved Contract determined by Cornerstone to have been procured with the “influence” of a company in your Portfolio: (i) ARR, plus (ii) non-Recurring Core Services and Outsourced Services Revenue attributable to the first Year. Influenced Revenue for a given Approved Contract is capped at $1,000,000.

q)	“Total Quota” means your target across all Approved Contracts for any combination of Incremental ARR, non-Recurring Core Services Revenue, and Outsourced Services Revenue.

r)	“Recurring Quota” means the Incremental ARR portion of Total Quota, if one is set forth in Section 3.

s)	“Commission” means incentive compensation relating to procurement of an Approved Contract, calculated as a percentage of applicable Revenue.

t)	“Bonus” means incentive compensation relating to achievement of certain Quota milestones by specificed dates.

2)	Earned Commissions and Bonuses.
Commissions and bonuses are deemed to be earned (“Earned Commissions” and “Earned Bonuses,” respectively) for a given Year when all of the following conditions have been satisfied:

a)	There is a valid Approved Contract in place including the underlying Revenue upon which the Commission/bonus is based.

b)	The Year to which the underlying Revenue is attributable has begun.

c)
There are no terms or conditions in the Approved Contract which might adversely affect Cornerstone’s ability to recognize revenue (this condition may be waived by Cornerstone in writing on a case-by-case basis).

d)	You (or, in the case of a manager, your team) were/was primarily responsible for procuring the Approved Contract.

e)	You are employed by Cornerstone on the applicable Commission Payment Date or Bonus Payment Date (defined below).

Quota.
Total Quota: $147,500,000
Recurring Quota: $88,500,000

3)	Commission Rates.

a)	Regular Commission Rates. Regular Commissions for the following Revenue types are as follows:

i)	Software:

If the initial term of the Approved Contract is:	Your Commission for:
	Year 1		Year 2		Year 3
	Incremental	Baseline	Incremental	Baseline	Incremental	Baseline
2+ years	0.32%	N/A	0.16%	N/A	0.1%	N/A
1-2 years	0.32%	N/A	0.13%	N/A
1 year or less	0.32%	N/A
For the purposes of the foregoing table only, if an Approved Contract actually runs for fewer than three years, but is set to co-terminate with another Contract for the same customer, the Approved Contract shall be deemed to have a term of three years.

ii)	Recurring Core Services:

If the initial term of the Approved Contract is:	Your Commission for:
	Year 1		Year 2		Year 3
	Incremental	Baseline	Incremental	Baseline	Incremental	Baseline
2+ years	0.16%	N/A	0.08%	N/A	0.05%	N/A
1-2 years	0.16%	N/A	0.06%	N/A
1 year or less	0.16%	N/A

iii)	Non-Recurring Core Services and Content: 0.16%

iv)	Outsourced Services: 0.06%

b)
Accelerated Commission Rates. Accelerated Commissions are as follows (for clarity, the following rates are mutually exclusive to Regular Commissions). For the Software and Recurring Core Services categories listed below, Accelerated Commissions replace Year 1 Incremental Regular Commissions only:

Attainment of your Recurring Quota at or exceeding the following percentage during the Term:
100%
Software	0.48%
Recurring Core Services	0.24%
Non-Recurring Core Services	0.24%

4)	Bonus.

If you achieve the following Quota milestone by the following date:	You will be eligible for a bonus of:
$23,350,000 by March 31, 2017	$5,000
$57,525,000 by June 30, 2017	$5,000
$96,155,000 by September 30, 2017	$5,000
$147,500,000 by December 31, 2017	$5,000

5)	Payment of Commissions and Bonus.

a)
Cornerstone will pay Earned Commissions with the first payroll of the second calendar month following the month in which the applicable Year begins (the “Commission Payment Date”) (e.g., Approved Contract X is executed on January 11. The first Commission Payment Date would be in March). Notwithstanding the Payment Date, Cornerstone reserves the right to delay the Commission Payment Date in case of delayed or extended billing terms.

b)	Cornerstone will pay Earned Bonuses with the first payroll of the second calendar month following the month in which the applicable Quota milestone was achieved (the “Bonus Payment Date”).

c)	To the extent permitted by applicable law, Cornerstone may recover Commission and Bonus amounts paid to you (each an “Overpayment”) if:

i)	The Revenue upon which the applicable Commission or Bonus is based is no longer contractually committed to Cornerstone (e.g., the underlying Approved Contract has been cancelled, etc.).

ii)	The applicable Commission or Bonus amount was paid to you in error.

d)
To the extent permitted by applicable law, Overpayments may be used to offset future Earned Commissions, Earned Bonuses, wages, expense reimbursements, accrued vacation, or any other liability Cornerstone may incur to you.

6)	Termination of Your Employment.

a)	If you are an at-will employee, nothing contained in this document in any way changes or limits the “at-will” nature of the employment relationship between Cornerstone and you.

b)	In the event that your employment with Cornerstone terminates, you will only be paid for Earned Payments earned on or prior to the date of your termination or transfer.

7)	Miscellaneous.

a)	Nothing in this document obligates Cornerstone to enter into any Approved Contracts or other agreements with any customer or otherwise.

b)	You are expected to follow the official Cornerstone pricing guidelines, which are subject to change from time to time at Cornerstone's sole discretion.

c)
The Plan supersedes and replaces any all prior commission and bonus plans, as well as any prior written or verbal discussions, agreements or understandings with respect to the bonuses, commissions and similar items of compensation for sales made during the Term.

d)
In the event that any provision or any portion of any provision hereof becomes or is declared by a court or administrative agency of competent jurisdiction to be illegal, unenforceable, or void, this Plan shall continue in full force and effect without said provision or portion of provision.

e)	The law governing the Plan, as well as venue for any action, shall be the state where the employee is employed.

f)
Notwithstanding anything to the contrary herein, all calculations regarding Quota, Revenue and Commissions are subject at all times to applicable conflict, teaming, and referral rules, which shall be made available to you online (link to be provided).

CORNERSTONE
By:    /s/ Adam Miller    \s2\
Name:    Adam Miller    \n2\
Date:    March 30, 2017    \d2\
Agreed and accepted:
By:    /s/ Dave Carter    \s1\
Name:    Dave Carter    \n1\
Date:    February 27, 2017    \d1\